Exhibit 31.1a

Certifications

I, Timothy R. Eller, certify that:

1.         I have reviewed Amendment #1 to Form 10-K of Centex Corporation for the fiscal year ended March 31, 2009;

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  July 28, 2009

/s/ TIMOTHY R. ELLER
Timothy R. Eller
Chief Executive Officer